Exhibit 10.1

Execution Version

AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 4 TO RECEIVABLES PURCHASE AGREEMENT, dated as of October 1, 2019 (this "Amendment"), is by and among Sensient Receivables LLC, a Delaware limited liability company ("Seller"), Sensient Technologies Corporation, a Wisconsin corporation ("STC"), as initial Servicer and as the Performance Guarantor, and (c) Wells Fargo Bank, National Association, a national banking association (together with its successors and assigns, the "Purchaser").

RECITALS

WHEREAS, the Seller, the Servicer and the Purchaser are parties to that certain Receivables Purchase Agreement, dated as of October 3, 2016 (as amended prior to the date hereof, the "Existing Purchase Agreement" and, as amended hereby and from time to time hereafter amended, restated or otherwise modified, the "Purchase Agreement"); and

WHEREAS, the parties wish to amend the Existing Purchase Agreement as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          Definitions.  Capitalized terms used and not otherwise defined herein are used with the meanings attributed thereto in the Purchase Agreement.

2.           Amendments.  The Existing Purchase Agreement is hereby amended as follows:

(a)         The definitions in Exhibit I of the Existing Purchase Agreement of the following terms are hereby amended and restated in their entirety to read as follows:

"Facility Limit" means $65,000,000, as such amount may be amended from time to time in accordance with this Agreement.

"Facility Termination Date" means the earlier of (i) October 1, 2020, and (ii) the Amortization Date.

(b)       The following new definitions are hereby added to Exhibit I of the Existing Purchase Agreement in their appropriate alphabetical order:

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

Execution Version

“Certification of Beneficial Owner(s)” means a certificate in form and substance satisfactory to the Administrative Agent regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Rule.

“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(c)          A new Section 3.1(x) is hereby added to the Existing Purchase Agreement which reads as follows:

(t) Beneficial Ownership Rule.  The Seller is an entity that is organized under the laws of the United States or a state thereof and at least 51 percent of whose common stock or analogous equity interest is owned, directly or indirectly by a Person whose common stock or analogous equity interests are listed on the New York Stock Exchange or the American Stock Exchange or has been designated as a NASDAQ National Market Security listed on the NASDAQ stock exchange and is excluded on that basis from the definition of “Legal Entity Customer” as defined in the Beneficial Ownership Rule.

(d)         Section 5.1(b) is hereby amended to change the numbering of existing clause (x) to clause (xi) and to insert the following new clause (x) therein:

(x) Promptly following any change that would result in a change to the status of the Seller as an excluded “Legal Entity Customer” under the Beneficial Ownership Rule, the Seller shall execute and deliver to the Purchaser, a Certification of Beneficial Owner(s) complying with the Beneficial Ownership Rule, in form and substance reasonably acceptable to the Purchaser.

Execution Version

(e)          A new Section 11.12 which reads as follows is hereby added to the Existing Purchase Agreement:

Section 11.12          Acknowledgement Regarding Any Supported QFCs.  To the extent that the Transaction Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Transaction Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Transaction Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Transaction Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

3.         Effect of Amendment.  Except as specifically amended hereby, the Existing Purchase Agreement and all exhibits and schedules attached thereto and the Performance Undertaking shall remain in full force and effect.  This Amendment shall not constitute a novation of the Purchase Agreement or the Performance Undertaking, but shall constitute an amendment to thereto.

Execution Version
4.         Conditions Precedent.  Effectiveness of this Amendment is subject to the prior or contemporaneous satisfaction of each of the following conditions precedent:

(a)        Wells shall have received: (i) counterparts hereof, duly executed by each of the parties hereto and consented to by the Purchaser, and (ii) counterparts of a second amendment and restatement of the Fee Letter, duly executed by each of the parties thereto and payment in immediately available funds of a fully-earned and non-refundable upfront fee described in numbered paragraph 1 thereof.

(b)         Each of the representations and warranties contained in Section 5 of this Amendment shall be true and correct.

5.         Representations and Warranties.  Each of the Performance Guarantor, the Seller and the Servicer hereby represents and warrants to the Purchaser that each of the representations and warranties made by it or on its behalf in the Purchase Agreement or the Performance Undertaking, as applicable, were true and correct when made and are true and correct, in all material respects, on and as of the date of this Amendment with the same full force and effect as if each of such representations and warranties had been made by it on the date hereof and in this Amendment, and the Performance Undertaking is hereby ratified and confirmed.  The representations and warranties set forth above shall survive the execution of this Amendment.

6.        CHOICE OF LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

7.         CONSENT TO JURISDICTION.  EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE AGREEMENTS, AND EACH SUCH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.

8.         WAIVER OF JURY TRIAL.  EACH PARTY HERETO HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AMENDMENT, THE PURCHASE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

9.         Binding Effect. Upon execution and delivery of a counterpart hereof by each of the parties hereto, and the satisfaction of the conditions precedent set forth in Section 5 hereof, this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns (including any trustee in bankruptcy).

10.        Legal Fees.  In addition to its obligations under the Purchase Agreement, the Seller agrees to pay all reasonable out-of-pocket costs and expenses incurred by the Purchaser, in connection with the negotiation, preparation, execution and delivery of this Amendment within 30 days after receipt of a reasonably detailed invoice therefor.

Execution Version
11.       Counterparts; Severability; Section References. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Amendment. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of a signature page to this Amendment.  Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

<Signature pages follow>

Execution Version
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers or attorneys-in-fact as of the date hereof.

SENSIENT RECEIVABLES LLC, AS SELLER

By:
Name:
Title:

SENSIENT TECHNOLOGIES CORPORATION, AS THE SERVICER AND THE PERFORMANCE GUARANTOR

By:
Name:
Title:

Execution Version

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS THE PURCHASER

By:
Name:
Title: